Exhibit 1

Joint Filing Statement

      Pursuant to Rule 13d-1(f)(1), we undersigned, hereby express our agreement that the attached Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

BB BIOTECH AG

/s/ ANDERS HOVE By: Anders Hove Its: Authorized Signatory Date: February 14, 2003	/s/ ADRIAN BRUENGGER By: Adrian Bruengger Its: Authorized Signatory Date: February 14, 2003

BIOTECH GROWTH N.V.

/s/ ANDERS HOVE By: Anders Hove Its: Authorized Signatory Date: February 14, 2003	/s/ ADRIAN BRUENGGER By: Adrian Bruengger Its: Authorized Signatory Date: February 14, 2003

BIOTECH TARGET N.V.

/s/ ANDERS HOVE By: Anders Hove Its: Authorized Signatory Date: February 14, 2003	/s/ ADRIAN BRUENGGER By: Adrian Bruengger Its: Authorized Signatory Date: February 14, 2003